Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Daniel T. Goldsmith, Chief Executive Officer of Instructure, Inc. (the “Company”), and Steven B. Kaminsky, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.

The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 (the “Quarterly Report”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 30th day of October, 2019.

By:	/s/ Daniel T. Goldsmith	By:	/s/ Steven B. Kaminsky
	Daniel T. Goldsmith		Steven B. Kaminsky
	Chief Executive Officer		Chief Financial Officer
	(Principal Executive Officer)		(Principal Financial and Accounting Officer)

“This certification accompanies the Quarterly Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Instructure, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report), irrespective of any general incorporation language contained in such filing.”